UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2006 (May 23, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6

Item 1.01. Entry into a Material Definitive Agreement.
     2006 Incentive Compensation Plans for Executive Officers
     On May 23, 2006, the Management Development and Compensation Committee of the Board of Directors of IndyMac Bancorp, Inc. (“Indymac”) approved the parameters for the 2006 cash incentive compensation awards (bonus awards) for five of its executive officers. Each of the executive officers noted below will receive multiple incentive compensation awards — one for each of the first two quarters of 2006 and one for the second half of 2006. Each of these awards is made pursuant to the terms of the executive’s employment agreement and is issued under the IndyMac Bancorp, Inc. 2002 Incentive Plan, as amended and restated. The following table sets forth the aggregate estimated and maximum bonus amounts payable under the combined incentive compensation awards for these executive officers.
2006 Bonus Awards for Certain Executive Officers

		Estimated	Maximum
		Aggregate	Aggregate
Name	Title	Bonus	Bonus
Richard Wohl	President of Indymac Bank	$737,000	$911,250

S. Blair Abernathy	Executive Vice President, Chief Investment Officer of Indymac	$604,000	$1,000,000

Frank Sillman	Executive Vice President of Indymac Bank and Chief Executive Officer of the Mortgage Bank	$690,000	$1,040,000

Jim Mahoney	Executive Vice President of Indymac Bank and Chief Executive Officer of Financial Freedom Senior Funding Corporation	$589,000	$1,000,000

John Olinski	Executive Vice President, Secondary Marketing and Retained Assets of Indymac	$493,000	$675,000
     Indymac’s Chief Executive Officer may propose a reduction of the final value of any of these bonuses by up to 10%. The final decision to so reduce any bonus will be made by the Management Development and Compensation Committee. Indymac expects that the incentive compensation award for the second half of 2006, but not the incentive compensation awards for the first half, will constitute performance based compensation for purposes of Section 162(m) of the tax code.
     Mr. Wohl’s incentive compensation awards are related to Net Income and ROE for his areas of responsibility, which include Mortgage Professional and Consumer Lending, the Consumer Construction, Home Equity, and Home Builder divisions, and the MSR and Retained Assets portfolios.
     Mr. Abernathy’s incentive compensation awards are related to Net Income and ROE for his areas of responsibility, which include Conduit Lending, and the Whole Loan and MBS portfolios. His awards also include a component for Indymac’s rating agency rating and broker dealer net income.

     Mr. Sillman’s incentive compensation awards are related to Net Income and ROE for his areas of responsibility, which include Mortgage Professional Lending, and the MSR and Retained Assets portfolios. His awards also include a component for Indymac’s mortgage origination market share.
     Mr. Mahoney’s incentive compensation awards are related to Net Income and ROE for Financial Freedom Senior Funding Corporation, the reverse mortgage lending subsidiary of Indymac.
     Mr. Olinski’s incentive compensation awards are related to Net Income and ROE for his areas of responsibility, which include Mortgage Professional and Consumer Lending, and the MSR and Retained Assets portfolios. His award also includes a component for Indymac’s mortgage origination market share.
     Employment Agreements with Executive Officers
     On May 23, 2006, Indymac Bank entered into an employment agreement with each of S. Blair Abernathy, its Chief Investment Officer; Ashwin Adarkar, its Executive Vice President, Incubator, M&A and Global Resources; Scott Keys, its Chief Financial Officer; John D. Olinski, its Executive Vice President, Secondary Marketing and Retained Assets; Frank M. Sillman, its Chief Executive Officer of the Mortgage Bank; and Charles A. Williams, its Chief Audit Executive. The employment agreements for Messrs. Abernathy, Adarkar, Keys, Olinski, Sillman and Williams (“Executive Officers”) provide for the following:
•	employment as an Executive Vice President of Indymac Bank

•	an annual base salary of $627,000 for Mr. Abernathy, $381,600 for Mr. Adarkar, $490,500 for Mr. Keys, $350,000 for Mr. Olinski, $350,000 for Mr. Sillman, and $300,000 for Mr. Williams, each subject to increase upon subsequent review by Indymac Bank

•	annual incentive compensation in an amount determined pursuant to Indymac’s Senior Manager Cash Incentive Plan policy

•	annual grants of equity incentive awards pursuant to Indymac’s Stock Incentive Compensation policy.
     All equity incentive awards granted under the Executive Officers’ employment agreements are subject to the terms of the incentive plan under which they are granted and the Executive Officers’ employment agreements. The Executive Officers’ employment agreements expire December 31, 2009, unless earlier terminated in accordance with their provisions.
     The Executive Officers’ employment agreements require the Executive Officers to refrain from soliciting customers, business, or employees of Indymac Bank and its affiliates for a period of eighteen months after termination of employment, and to refrain from disclosing any “confidential information” or “trade secrets,” as defined in the employment agreements, for a period of eighteen months after termination of employment.
     In the event of an Executive Officer’s termination without “Cause,” as defined in his employment agreement, Indymac Bank will be obligated to pay the Executive Officer a severance amount equal to the sum of (a) base salary through the last day of employment, (b) an amount equal to the lesser of eighteen months of base salary or two times monthly base salary for the remaining term of the agreement from the termination date, payable in equal monthly or bi-weekly installments through the end of the calendar year in which the termination occurs, (c) incentive compensation award for the year of termination prorated to the last day of employment, and (d) the additional health and insurance benefits described in the employment agreement for one year following the date of termination. In addition, in the event of such a termination, all stock options and other equity grants which would by their terms vest within one year following the termination date would immediately vest upon such termination.
     If an Executive Officer’s employment is terminated without Cause within two years following a “change in control” of Indymac Bank, Indymac, or certain affiliates of each, as such term is defined in the employment agreements, Indymac Bank will be obligated to pay to the Executive Officer (a) a single severance payment as soon as practical after the termination date equal to two times the sum of the then-current base salary and the higher of the target annual cash incentive compensation award as in effect on the termination date or the target annual cash incentive compensation award at the time of the change in control, (b) annual cash incentive compensation award for the period in which such termination occurs, prorated to the termination date and payable in a lump sum promptly following such termination, (c) the immediate vesting of any unvested stock options and other equity grants, and (d) the additional health and insurance benefits described in the employment agreements for one year following the date of termination.
     The Executive Officers’ benefits in the event of disability without a Change in Control would be similar to the benefits they would receive for a termination without Cause, but generally would be an amount less than they would receive in the event of a termination without Cause. The Executive Officers’ benefits in the event of death without a Change in Control would be similar to the benefits they would receive for a termination without Cause, but generally would be an amount more than they would receive in the event of a termination without Cause. The Executive Officers’ severance payment in the event of termination for Poor Performance would depend upon position and years of continuous service with Indymac Bank and its affiliates, but generally would be an amount less than they would receive in the event of termination without Cause.
     In the event that any of the severance payments described above are subject to federal excise taxes under the “golden parachute” provisions of the tax code, the payments will include gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes, but only as permitted by law and only if, at such time, the Executive Officer has more than ten years continuous service with Indymac Bank and its affiliates or is a Section 16 Reporting Person.
     A copy of the Executive Officers’ employment agreements are attached hereto as Exhibits 10.1 through 10.6.
     Director Emeritus Plan
     Effective May 24, 2006, the IndyMac Bancorp, Inc. Amended Director Emeritus Plan effective as of April 27, 2004 applies to all Indymac and Indymac Bank non-employee directors, including Lyle E. Gramley, who had previously been subject to a prior Director Emeritus Program.

Item 9.01. Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and S. Blair Abernathy.

10.2	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Ashwin Adarkar.

10.3	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Scott Keys.

10.4	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and John D. Olinski.

10.5	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Frank M. Sillman.

10.6	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Charles A. Williams.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: May 30, 2006	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and S. Blair Abernathy.

10.2	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Ashwin Adarkar.

10.3	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Scott Keys.

10.4	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and John D. Olinski.

10.5	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Frank M. Sillman.

10.6	Employment Agreement entered into May 23, 2006 between IndyMac Bank, F.S.B. and Charles A. Williams.